UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2014

Warren Resources, Inc.

(Exact Name of Registrant

as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In connection with the appointment of Mr. Lance Peterson on December 4, 2014 as Interim Chief Executive Officer of Warren Resources, Inc. (the “Company”), the Company and Mr. Peterson entered into an agreement regarding his compensation on December 23, 2014 (the “Offer Letter”).

Pursuant to the Offer Letter, Mr. Peterson shall receive an annual base salary of $575,000. In addition, the Company has agreed to grant Mr. Peterson a total of 300,000 performance-based shares of restricted stock (the “Shares”) under the Warren Resources, Inc. 2010 Stock Incentive Plan, which Shares will vest, if at all, over a three-year period commencing as of the date of Mr. Peterson’s appointment as Interim Chief Executive Officer, as follows: (i) 100,000 Shares will vest on the first day that the average closing trading price (“ACTP”) of the Company’s common stock trades at or above $4.00 for a period of 30 consecutive trading days (“Thirty Day Period”), (ii) an additional 100,000 Shares will vest on the first day that the ACTP for any Thirty Day Period equals or exceeds $5.50 in the second or third year, and (iii) an additional 100,000 Shares will vest on the first day that the ACTP for any Thirty Day Period equals or exceeds $7.00 in the third year. Any Shares that have not vested as of the date Mr. Peterson ceases to be the Interim Chief Executive Officer of the Company will be forfeited, unless Mr. Peterson is selected for and assumes the role of permanent Chief Executive Officer. In addition, the Shares also will be subject to a one year holding period after vesting (except as necessary to effect net share withholding).

Mr. Peterson will also be eligible to participate in the Company’s medical, dental, disability, life insurance and 401(k) plans and to be reimbursed for reasonable business expenses. The employment of Mr. Peterson with the Company is “at will” and may be terminated by either party with ten (10) business days’ prior written notice.

During Mr. Peterson’s term as Interim Chief Executive Officer he will continue to serve as a member of the board of directors of the Company, and will not receive any director fees. During his tenure as Interim Chief Executive Officer, Mr. Peterson will report directly to the Company’s board of directors.

The foregoing descriptions of the Offer Letter and the restricted stock grant do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and the form of Restricted Stock Award Agreement, which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated December 23, 2014, by and between Warren Resources, Inc. and Lance Peterson
10.2	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 24, 2014

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary